EXHIBIT 99.1

Zoetis Announces Second Quarter 2023 Results

•Reports Revenue of $2.2 Billion, Growing 6%, and Net Income of $671 Million, or $1.45 per Diluted Share, Increasing 27% and 29%, Respectively, on a Reported Basis for Second Quarter 2023
•Delivers 9% Operational Growth in Revenue and a 12% Operational Growth in Adjusted Net Income for Second Quarter 2023
•Reports Adjusted Net Income of $652 Million, or Adjusted Diluted EPS of $1.41, for Second Quarter 2023
•Updates Full Year 2023 Revenue Guidance of $8.500 - $8.650 Billion Due to the Impact of Foreign Exchange Rates
•Maintains Full Year 2023 Guidance for Operational Revenue Growth of 6% to 8% and Adjusted Net Income of 7% to 9%

PARSIPPANY, N.J. – August 8, 2023 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2023 and updated its guidance for full year 2023.

The company reported revenue of $2.2 billion for the second quarter of 2023, an increase of 6% compared with the second quarter of 2022. On an operational1 basis, revenue for the second quarter of 2023 increased 9% compared with the second quarter of 2022, excluding the impact of foreign currency. Net income for the second quarter of 2023 was $671 million, or $1.45 per diluted share, an increase of 27% and 29%, respectively, on a reported basis.

Adjusted net income2 for the second quarter of 2023 was $652 million, or $1.41 per diluted share, an increase of 15% and 18%, respectively, on a reported basis. Adjusted net income for the second quarter of 2023 excludes the net favorable impact of $19 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Today, we reported strong second quarter results of 9% operational growth in revenue and 12% operational growth in adjusted net income, based on our diverse portfolio across markets and species," said Kristin Peck, Chief Executive Officer of Zoetis. “As expected, we returned to more balanced segment growth, with 11% operational revenue growth internationally and 7% revenue growth in the
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U.S. Our companion animal portfolio grew 11% operationally, driven by our major franchises in dermatology, osteoarthritis pain and pet parasiticides. Our livestock portfolio grew 4% operationally, driven by sales of poultry, cattle and fish products.”

“With the first half of the year playing out largely as expected, we are maintaining our full year guidance for operational growth of 6% to 8% in revenue and 7% to 9% in adjusted net income. We expect continued strong growth in the second half, led by our companion animal portfolio. Looking ahead, we remain confident in the sustainable, underlying demand for animal health, based on the strength of the human-animal bond, people’s willingness to spend on pet health, and the essential need for a safe and secure food supply. I remain very positive about achieving our full year guidance thanks to our purpose-driven colleagues, innovation-driven culture and diverse portfolio that continue to drive our success.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2023:
•Revenue in the U.S. segment was $1.165 billion, an increase of 7% compared with the second quarter of 2022. Sales of companion animal products increased 7%, driven by the company’s key dermatology portfolio including Apoquel® and Cytopoint®. Also contributing to growth in the quarter were the company’s vaccine portfolio and Solensia®, a monoclonal antibody product for osteoarthritis pain in cats. Sales of livestock products increased 5% in the quarter. Sales of cattle products increased primarily due to increased sales of Draxxin®, resulting from a favorable comparable quarter versus the prior year, and sales of the implant product Synovex®. Growth in the company’s poultry portfolio was due to increased sales of vaccines and medicated feed additives (MFAs). Sales of swine products declined modestly in the quarter, primarily due to decreased disease prevalence.

•Revenue in the International segment was $995 million, an increase of 6% on a reported basis and 11% operationally compared with the second quarter of 2022. Sales of companion animal products grew 13% on a reported basis and 17% operationally. Growth in the quarter was driven by the company’s parasiticide portfolio, including Revolution®/Stronghold® and Simparica Trio®, its monoclonal antibody products for osteoarthritis pain — Librela® for dogs and Solensia® for cats, as well as its key dermatology products Apoquel and Cytopoint. Sales of livestock products declined 1% on a reported basis and grew 4% operationally. Growth in the company’s poultry portfolio was driven by key account penetration and rotation of medicated feed additives in core poultry markets, including Latin America, Europe and the Middle East. Growth in the company’s fish portfolio was the result of increased sales of vaccines across key salmon markets, primarily Norway and Chile. Sales of cattle products grew primarily due to pricing in hyperinflationary markets and supply recovery, partially offset by unfavorable market conditions in some key and emerging markets. Sales of swine products declined as a result of supply constraints in Western Europe.

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INVESTMENTS IN GROWTH AND SUSTAINABILITY
Zoetis continues to advance pain management and dermatology innovation for dogs. Since its last quarterly earnings announcement, the company received U.S. approval for Librela (bedinvetmab), the first and only injectable monoclonal antibody (mAb) treatment for the control of canine osteoarthritis (OA) pain. Librela is also approved in the European Union (EU), Canada, Brazil, Chile, Japan, Australia and other international markets. Additionally, Zoetis received U.S. approval for Apoquel Chewable (oclacitinib chewable tablet) for the control of pruritus associated with allergic dermatitis and control of atopic dermatitis in dogs. Previously approved in the EU, Mexico, Australia, Canada, Japan and other international markets, Apoquel Chewable is the first and only chewable treatment for the control of allergic itch and inflammation in dogs in the U.S.
In Diagnostics, the company enhanced its Vetscan® product line with the announcement of Vetscan Mastigram+, which will be launching in markets around the world in the second half of 2023. This rapid, on-farm mastitis diagnostic enables farmers and veterinarians to deliver more targeted therapies for dairy cows, enabling more judicious use of antimicrobials.
In June, Zoetis published its 2022 Sustainability Report, describing the company’s progress toward achieving its Driven to Care long-term sustainability aspirations and continued disclosure on environmental, social and governance (ESG) topics. The report highlights achievements toward the company’s journey to advance sustainability in animal health through specific actions that support Communities, Animals and the Planet.

FINANCIAL GUIDANCE
Zoetis is updating its full year reported 2023 guidance due to foreign exchange rates and a one-time gain from a business development deal.
•Updates revenue to between $8.500 billion to $8.650 billion (maintains operational growth of 6% to 8%)
•Updates reported net income to between $2.400 billion to $2.460 billion
•Updates adjusted net income to between $2.500 billion to $2.550 billion (maintains operational growth of 7% to 9%)
•Updates reported diluted EPS of $5.15 to $5.27 due to the impact of foreign exchange rates and a one-time gain from a business development deal
•Updates adjusted diluted EPS between $5.37 to $5.47 due to the impact of foreign exchange rates
This guidance reflects foreign exchange rates as of late July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2023 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on August 8, 2023.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide -- from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.1 billion in 2022 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; disruptions in our global supply chain; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.
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Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Nick Soonthornchai
1-973-443-2777 (o)	1-973-443-2792 (o)
kristen.seely@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
Revenue	$2,180	$2,052	6	$4,180	$4,038	4
Costs and expenses:
Cost of sales	607	625	(3)	1,195	1,194	—
Selling, general and administrative expenses	556	529	5	1,061	994	7
Research and development expenses	146	135	8	288	257	12
Amortization of intangible assets	37	37	—	74	78	(5)
Restructuring charges and certain acquisition-related costs	8	1	*	29	3	*
Interest expense, net of capitalized interest	58	53	9	121	106	14
Other (income)/deductions–net	(104)	2	*	(157)	9	*
Income before provision for taxes on income	872	670	30	1,569	1,397	12
Provision for taxes on income	202	141	43	348	274	27
Net income before allocation to noncontrolling interests	670	529	27	1,221	1,123	9
Less: Net loss attributable to noncontrolling interests	(1)	—	*	(2)	(1)	*
Net income attributable to Zoetis Inc.	$671	$529	27	$1,223	$1,124	9

Earnings per share—basic	$1.45	$1.13	28	$2.64	$2.39	10

Earnings per share—diluted	$1.45	$1.12	29	$2.64	$2.38	11

Weighted-average shares used to calculate earnings per share
Basic	461.9	470.0		462.7	471.1
Diluted	462.9	471.5		463.8	472.8

(a)    The condensed consolidated statements of income present the three and six months ended June 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2023 and 2022.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three months ended June 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$607	$(5)	$—	$—	$602
Gross profit	1,573	5	—	—	1,578
Selling, general and administrative expenses	556	(7)	—	—	549
Amortization of intangible assets	37	(31)	—	—	6
Restructuring charges and certain acquisition-related costs	8	—	(4)	(4)	—
Other (income)/deductions–net	(104)	—	—	94	(10)
Income before provision for taxes on income	872	43	4	(90)	829
Provision for taxes on income	202	9	1	(34)	178
Net income attributable to Zoetis	671	34	3	(56)	652
Earnings per common share attributable to Zoetis–diluted	1.45	0.07	0.01	(0.12)	1.41

	Three months ended June 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$625	$(1)	$—	$(4)	$620
Gross profit	1,427	1	—	4	1,432
Selling, general and administrative expenses	529	(7)	—	—	522
Amortization of intangible assets	37	(32)	—	—	5
Restructuring charges and certain acquisition-related costs	1	—	(1)	—	—
Income before provision for taxes on income	670	40	1	4	715
Provision for taxes on income	141	9	—	(2)	148
Net income attributable to Zoetis	529	31	1	6	567
Earnings per common share attributable to Zoetis–diluted	1.12	0.07	—	0.01	1.20
(a)    The condensed consolidated statements of income present the three months ended June 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the three months ended May 31, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,195	$(9)	$—	$—	$1,186
Gross profit	2,985	9	—	—	2,994
Selling, general and administrative expenses	1,061	(14)	—	—	1,047
Amortization of intangible assets	74	(62)	—	—	12
Restructuring charges and certain acquisition-related costs	29	—	(5)	(24)	—
Other (income)/deductions–net	(157)	—	—	92	(65)
Income before provision for taxes on income	1,569	85	5	(68)	1,591
Provision for taxes on income	348	17	1	(32)	334
Net income attributable to Zoetis	1,223	68	4	(36)	1,259
Earnings per common share attributable to Zoetis–diluted	2.64	0.14	0.01	(0.08)	2.71

	Six Months Ended June 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,194	$(2)	$—	$(7)	$1,185
Gross profit	2,844	2	—	7	2,853
Selling, general and administrative expenses	994	(14)	—	—	980
Amortization of intangible assets	78	(64)	—	—	14
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Other (income)/deductions–net	9	—	—	3	12
Income before provision for taxes on income	1,397	80	3	4	1,484
Provision for taxes on income	274	19	1	(1)	293
Net income attributable to Zoetis	1,124	61	2	5	1,192
Earnings per common share attributable to Zoetis–diluted	2.38	0.13	—	0.01	2.52
(a)    The condensed consolidated statements of income present the six months ended June 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the six months ended May 31, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Integration costs(a)	$1	$1	$2	$3
Transaction costs(b)	2	—	2	—
Restructuring charges(c)	1	—	1	—
Total acquisition-related costs—pre-tax	4	1	5	3
Income taxes(d)	1	—	1	1
Total acquisition-related costs—net of tax	$3	$1	$4	$2
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Transaction costs represent external costs directly related to acquiring businesses and primarily includes expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.
(c)    Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(d)     Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Other restructuring charges and cost-reduction/productivity initiatives(a)	$4	$1	$24	$3
Certain asset impairment charges(b)	10	4	10	4
Net gain on sale of business(c)	(101)	—	(101)	—
Other	(3)	(1)	(1)	(3)
Total certain significant items—pre-tax	(90)	4	(68)	4
Income taxes(d)	(34)	(2)	(32)	(1)
Total certain significant items—net of tax	$(56)	$6	$(36)	$5
(a)    For the three and six months ended June 30, 2023, primarily consisted of employee termination costs related to organizational structure refinements, included in Restructuring charges and certain acquisition-related costs.
For the three and six months ended June 30, 2022, primarily consisted of product transfer costs, included in Cost of sales.
(b)    For the three and six months ended June 30, 2023, represents certain asset impairment charges related to our precision animal health business, included in Other (income)/deductions–net.
For the three and six months ended June 30, 2022, primarily represents inventory changes related to the consolidation of manufacturing sites in China, included in Cost of sales.
(c)    Represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the     jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes in Certain significant items also includes:
•For the three and six months ended June 30, 2023, tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act.
•For the three and six months ended June 30, 2022, changes in valuation allowances.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$602	$620	(3)%	(9)%	6%
as a percent of revenue	27.6%	30.2%	NA	NA	NA
Adjusted SG&A expenses	549	522	5%	(3)%	8%
Adjusted R&D expenses	146	135	8%	—%	8%
Adjusted net income attributable to Zoetis	652	567	15%	3%	12%

	Six Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,186	$1,185	—%	(9)%	9%
as a percent of revenue	28.4%	29.3%	NA	NA	NA
Adjusted SG&A expenses	1,047	980	7%	(2)%	9%
Adjusted R&D expenses	288	257	12%	(1)%	13%
Adjusted net income attributable to Zoetis	1,259	1,192	6%	2%	4%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2023 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2023
Revenue	$8,500 to $8,650
Operational growth(a)	6% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29%
Adjusted SG&A expenses(b)	$2,060 to $2,100
Adjusted R&D expenses(b)	$635 to $660
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $160
Effective tax rate on adjusted income(b)	20.0% to 21.0%
Adjusted diluted EPS(b)	$5.37 to $5.47
Adjusted net income(b)	$2,500 to $2,550
Operational growth(a)(c)	7% to 9%
Certain significant items and acquisition-related costs(d)	$(20) - $(30)

The guidance reflects foreign exchange rates as of late July 2023.
Reconciliations of 2023 reported guidance to 2023 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 29.2%		~ (0.2%)	~ 29.0%
SG&A expenses	$2,090 to $2,130		~ $(30)	$2,060 to $2,100
R&D expenses	$636 to $661		~ $(1)	$635 to $660
Interest expense and other (income)/deductions-net	~ $65	~ $95		~ $160
Effective tax rate	19.0% to 20.0%	~ (1.0)%		20.0% to 21.0%
Diluted EPS	$5.15 to $5.27	$(0.04) - $(0.06)	~ $0.26	$5.37 to $5.47
Net income attributable to Zoetis	$2,400 to $2,460	$(20) - $(30)	~ $120	$2,500 to $2,550
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,489	$1,366	9%	(2)%	11%
Livestock	671	668	—%	(4)%	4%
Contract Manufacturing & Human Health	20	18	11%	(1)%	12%
Total Revenue	$2,180	$2,052	6%	(3)%	9%

U.S.
Companion Animal	$959	$895	7%	—%	7%
Livestock	206	196	5%	—%	5%
Total U.S. Revenue	$1,165	$1,091	7%	—%	7%

International
Companion Animal	$530	$471	13%	(4)%	17%
Livestock	465	472	(1)%	(5)%	4%
Total International Revenue	$995	$943	6%	(5)%	11%

Companion Animal:
Dogs and Cats	$1,424	$1,303	9%	(2)%	11%
Horses	65	63	3%	(2)%	5%
Total Companion Animal Revenue	$1,489	$1,366	9%	(2)%	11%

Livestock:
Cattle	$329	$328	—%	(4)%	4%
Swine	133	144	(8)%	(4)%	(4)%
Poultry	131	121	8%	(4)%	12%
Fish	52	47	11%	(5)%	16%
Sheep and other	26	28	(7)%	(9)%	2%
Total Livestock Revenue	$671	$668	—%	(4)%	4%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$2,714	$2,629	3%	(2)%	5%
Livestock	1,429	1,373	4%	(4)%	8%
Contract Manufacturing & Human Health	37	36	3%	(1)%	4%
Total Revenue	$4,180	$4,038	4%	(2)%	6%

U.S.
Companion Animal	$1,680	$1,669	1%	—%	1%
Livestock	490	442	11%	—%	11%
Total U.S. Revenue	$2,170	$2,111	3%	—%	3%

International
Companion Animal	$1,034	$960	8%	(5)%	13%
Livestock	939	931	1%	(6)%	7%
Total International Revenue	$1,973	$1,891	4%	(6)%	10%

Companion Animal:
Dogs and Cats	$2,577	$2,502	3%	(2)%	5%
Horses	137	127	8%	(3)%	11%
Total Companion Animal Revenue	$2,714	$2,629	3%	(2)%	5%

Livestock:
Cattle	$728	$692	5%	(4)%	9%
Swine	275	298	(8)%	(4)%	(4)%
Poultry	270	245	10%	(4)%	14%
Fish	101	91	11%	(6)%	17%
Sheep and other	55	47	17%	(9)%	26%
Total Livestock Revenue	$1,429	$1,373	4%	(4)%	8%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$995.4	$943.2	6%	(5)%	11%
Australia	81.7	80.1	2%	(9)%	11%
Brazil	91.5	85.9	7%	(3)%	10%
Canada	69.5	66.8	4%	(7)%	11%
Chile	39.1	34.2	14%	1%	13%
China	84.1	96.2	(13)%	(6)%	(7)%
France	33.9	31.3	8%	—%	8%
Germany	52.5	45.9	14%	—%	14%
Italy	35.6	31.6	13%	1%	12%
Japan	46.7	40.9	14%	(9)%	23%
Mexico	38.3	33.2	15%	12%	3%
Spain	30.9	34.5	(10)%	1%	(11)%
United Kingdom	63.3	51.0	24%	(5)%	29%
Other developed markets	124.9	118.1	6%	(4)%	10%
Other emerging markets	203.4	193.5	5%	(11)%	16%

	Six Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$1,972.9	$1,890.7	4%	(6)%	10%
Australia	163.5	145.0	13%	(7)%	20%
Brazil	175.5	162.7	8%	1%	7%
Canada	119.6	115.8	3%	(7)%	10%
Chile	78.3	75.4	4%	1%	3%
China	186.3	198.9	(6)%	(7)%	1%
France	67.6	63.2	7%	(3)%	10%
Germany	97.8	89.0	10%	(3)%	13%
Italy	61.1	62.0	(1)%	(2)%	1%
Japan	85.8	100.0	(14)%	(10)%	(4)%
Mexico	76.9	68.0	13%	10%	3%
Spain	63.8	67.9	(6)%	(3)%	(3)%
United Kingdom	131.5	114.5	15%	(9)%	24%
Other developed markets	246.8	233.3	6%	(5)%	11%
Other emerging markets	418.4	395.0	6%	(12)%	18%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,165	$1,091	7%	—%	7%
Cost of Sales	214	198	8%	—%	8%
Gross Profit	951	893	6%	—%	6%
Gross Margin	81.6%	81.9%
Operating Expenses	212	207	2%	—%	2%
Other (income)/deductions-net	—	(7)	*	*	*
U.S. Earnings	$739	$693	7%	—%	7%

International:
Revenue	$995	$943	6%	(5)%	11%
Cost of Sales	315	288	9%	(11)%	20%
Gross Profit	680	655	4%	(2)%	6%
Gross Margin	68.3%	69.5%
Operating Expenses	166	161	3%	(8)%	11%
Other (income)/deductions-net	(1)	(2)	(50)%	49%	(99)%
International Earnings	$515	$496	4%	(1)%	5%

Total Reportable Segments	$1,254	$1,189	5%	(1)%	6%

Other business activities(c)	(116)	(111)	5%
Reconciling Items:
Corporate(d)	(256)	(267)	(4)%
Purchase accounting adjustments(e)	(43)	(40)	8%
Acquisition-related costs(f)	(4)	(1)	*
Certain significant items(g)	90	(4)	*
Other unallocated(h)	(53)	(96)	(45)%
Total Earnings(i)	$872	$670	30%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,170	$2,111	3%	—%	3%
Cost of Sales	417	383	9%	—%	9%
Gross Profit	1,753	1,728	1%	—%	1%
Gross Margin	80.8%	81.9%
Operating Expenses	400	372	8%	—%	8%
Other (income)/deductions-net	—	(7)	*	*	*
U.S. Earnings	$1,353	$1,363	(1)%	—%	(1)%

International:
Revenue	$1,973	$1,891	4%	(6)%	10%
Cost of Sales	606	553	10%	(10)%	20%
Gross Profit	1,367	1,338	2%	(4)%	6%
Gross Margin	69.3%	70.8%
Operating Expenses	317	306	4%	(7)%	11%
Other (income)/deductions-net	—	(2)	*	*	*
International Earnings	$1,050	$1,034	2%	(3)%	5%

Total Reportable Segments	$2,403	$2,397	—%	(2)%	2%

Other business activities(c)	(230)	(209)	10%
Reconciling Items:
Corporate(d)	(464)	(526)	(12)%
Purchase accounting adjustments(e)	(85)	(80)	6%
Acquisition-related costs(f)	(5)	(3)	67%
Certain significant items(g)	68	(4)	*
Other unallocated(h)	(118)	(178)	(34)%
Total Earnings(i)	$1,569	$1,397	12%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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